The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 1, 2026

PRICING SUPPLEMENT dated July  , 2026

(To the Product Supplement No. WF1 dated December 20, 2023, the Underlying Supplement No. 1A dated May 16, 2024 and the Prospectus Supplement and the Prospectus, each dated December 20, 2023)

Registration Statement No. 333-275898 Filed Pursuant to Rule 424(b)(2)

Royal Bank of Canada Senior Global Medium-Term Notes, Series J

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

■  Linked to the lowest performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF (each referred to as a “Fund”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the closing value of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest performance factor on that calculation day, calculated for each Fund as the closing value of that Fund on that calculation day divided by its starting value.

■  Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if the closing value of the lowest performing Fund on the calculation day for the relevant quarter is greater than or equal to its coupon threshold value. However, if the closing value of the lowest performing Fund on a calculation day is less than its coupon threshold value, you will not receive any contingent coupon for the relevant quarter. If the closing value of the lowest performing Fund is less than its coupon threshold value on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold value for each Fund is equal to 75% of its starting value. The contingent coupon rate will be determined on the pricing date and will be at least 16.10% per annum.

■  Automatic Call. If the closing value of the lowest performing Fund on any of the quarterly calculation days scheduled to occur from January 2027 to April 2029, inclusive, is greater than or equal to its starting value, the securities will be automatically called for the face amount plus a final contingent coupon payment.

■  Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if the closing value of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold value. If the closing value of the lowest performing Fund on the final calculation day is less than its downside threshold value, you will lose more than 30%, and possibly all, of the face amount of your securities. The downside threshold value for each Fund is equal to 70% of its starting value.

■  If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Fund on the final calculation day from its starting value if its closing value on the final calculation day is less than its downside threshold value, but you will not participate in any appreciation of any Fund and will not receive any dividends on any Fund or the securities held by any Fund.

■  Investors may lose a significant portion, or all, of the face amount.

■  Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of the better performing Funds. Therefore, you will be adversely affected if any Fund performs poorly, even if any other Fund performs favorably.

■  All payments on the securities are subject to credit risk, and you will have no ability to pursue the issuer of any security held by any Fund for payment; if Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment.

■  No exchange listing; designed to be held to maturity or automatic call

The initial estimated value of the securities determined by us as of the pricing date, which we refer to as the initial estimated value, is expected to be between $900.00 and $950.00 per security and will be less than the original offering price of the securities. The final pricing supplement relating to the securities will set forth the initial estimated value. The market value of the securities at any time will reflect many factors, cannot be predicted with accuracy and may be less than this amount. We describe the determination of the initial estimated value in more detail below.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Royal Bank of Canada, and, accordingly, all payments on the securities are subject to the credit risk Royal Bank of Canada. If Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the securities or passed upon the adequacy or accuracy of this pricing supplement. Any representation to the contrary is a criminal offense. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. The securities are not bail-inable notes and are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Royal Bank of Canada
Per Security	$1,000.00	$23.25	$976.75
Total
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

(2)	In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBC Capital Markets, LLC (“RBCCM”), may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Terms of the Securities
Issuer:	Royal Bank of Canada
Market Measures:	The State Street® Energy Select Sector SPDR® ETF (the “XLE Fund”), the State Street® Technology Select Sector SPDR® ETF (the “XLK Fund”) and the State Street® Health Care Select Sector SPDR® ETF (the “XLV Fund”) (each referred to as a “Fund,” and collectively as the “Funds”)
	Market Measure	Bloomberg Ticker Symbol	Starting Value(a)	Coupon Threshold Value(b)	Downside Threshold Value(c)
	XLE Fund	XLE UP	$	$	$
	XLK Fund	XLK UP	$	$	$
	XLV Fund	XLV UP	$	$	$
(a) With respect to each Fund, the closing value of that Fund on the pricing date
(b) With respect to each Fund, 75% of its starting value
(c) With respect to each Fund, 70% of its starting value
Pricing Date:	July 31, 2026
Issue Date:	August 5, 2026
Final Calculation Day*:	July 24, 2029
Stated Maturity Date*:	July 27, 2029
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if the closing value of the lowest performing Fund on the related calculation day is greater than or equal to its coupon threshold value. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) / 4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing value of the lowest performing Fund on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of the lowest performing Fund is less than its coupon threshold value on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates*:	Quarterly, on the third business day following each calculation day, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date
Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 16.10% per annum.
Automatic Call:

If the closing value of the lowest performing Fund on any of the quarterly calculation days scheduled to occur from January 2027 to April 2029, inclusive, is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days*:	Quarterly, on the 24th day of each January, April, July and October, commencing October 2026 and ending July 2029, provided that the July 2029 calculation day will be the final calculation day
Call Settlement Date*:	The contingent coupon payment date immediately following the applicable calculation day
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

▪  if the ending value of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold value: $1,000; or

▪  if the ending value of the lowest performing Fund on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending value of the lowest performing Fund on the final calculation day is less than its downside threshold value, you will have full downside exposure to the decrease in the value of that Fund from its starting value, and you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Fund, but you will have full downside exposure to the lowest performing Fund on the final calculation day if its ending value is less than its downside threshold value.

Lowest Performing Fund:	For any calculation day, the “lowest performing Fund” will be the Fund with the lowest performance factor on that calculation day.
Performance Factor:	With respect to a Fund on any calculation day, its closing value on that calculation day divided by its starting value (expressed as a percentage)
Closing Value:	With respect to each Fund, “closing value” has the meaning assigned to “fund closing price” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement. The closing value of each Fund is subject to adjustment through the adjustment factor as described in the accompanying product supplement.
Ending Value:	The “ending value” of a Fund will be its closing value on the final calculation day.
Calculation Agent:	RBC Capital Markets, LLC (“RBCCM”)
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see the discussions in “United States Federal Income Tax Considerations” below and in the section entitled “United States Federal Tax Considerations” in the product supplement. For a discussion of the material Canadian federal income tax consequences relating to the securities, please see the section of the product supplement entitled “Canadian Federal Income Tax Consequences.”
Agent:

Wells Fargo Securities, LLC (“WFS”). The agent will receive the agent discount set forth on the cover page of this pricing supplement. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBCCM, may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay an expected fee to a broker-dealer that is unaffiliated with us for providing certain electronic platform services with respect to this offering.

WFS and/or RBCCM, and/or one or more of their respective affiliates, expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	78017UH52

__________________

* Each calculation day (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed, and will be adjusted for non-business days. For more information regarding adjustments to the calculation days, call settlement dates, contingent coupon payment dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated December 20, 2023, as supplemented by the prospectus supplement dated December 20, 2023, relating to our Senior Global Medium-Term Notes, Series J, of which the securities are a part, the underlying supplement no. 1A dated May 16, 2024 and the product supplement no. WF1 dated December 20, 2023. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement and the documents listed below. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These documents are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in each such document is current only as of its date.

If the information in this pricing supplement differs from the information contained in the documents listed below, you should rely on the information in this pricing supplement.

You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the documents listed below, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299520/d645671d424b3.htm

•	Prospectus Supplement dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299523/d638227d424b3.htm

•	Underlying Supplement No. 1A dated May 16, 2024: https://www.sec.gov/Archives/edgar/data/1000275/000095010324006773/dp211259_424b2-us1a.htm

•	Product Supplement No. WF1 dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000114036123058587/ef20016916_424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this pricing supplement, “Royal Bank of Canada,” the “Bank,” “we,” “our” and “us” mean only Royal Bank of Canada.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Estimated Value of the Securities

The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends, interest rates and volatility, and the expected term of the securities.

The securities are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under structured notes at a rate that is lower than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. The lower internal funding rate, the agent discount and the hedging-related costs relating to the securities reduce the economic terms of the securities to you and result in the initial estimated value for the securities being less than their original issue price. Unlike the initial estimated value, any value of the securities determined for purposes of a secondary market transaction may be based on a secondary market rate, which may result in a lower value for the securities than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with the agent, RBCCM and/or one of their respective affiliates. The terms of these hedging arrangements may take into account a number of factors, including our creditworthiness, interest rate movements, volatility and the tenor of the securities. The economic terms of the securities and the initial estimated value depend in part on the terms of these hedging arrangements. Our cost of hedging will include the projected profit that we or our counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty(ies)’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Initial Estimated Value Of The Securities Will Be Less Than The Original Offering Price” below.

Any price that the agent or RBCCM makes available from time to time after the original issue date at which it would be willing to purchase the securities will generally reflect the agent’s or RBCCM’s estimate of their value, as applicable, less a customary bid-ask spread for similar trades and the cost of unwinding any related hedge transactions. That estimated value will be based upon a variety of factors, including then prevailing market conditions and our creditworthiness. However, for a period of three months after the original issue date, the price at which the agent or RBCCM may purchase the securities is expected to be higher than the price that would be determined based on the agent’s or RBCCM’s valuation, respectively, at that time less the bid-ask spread and hedging unwind costs referenced above. This is because, at the beginning of this period, that price will not include certain costs that were included in the original offering price, particularly a portion of the agent discount and commission (not including the selling concession) and the expected profits that we or our hedging counterparty(ies) expect to receive from our hedging transactions. As the period continues, these costs are expected to be gradually included in the price that the agent or RBCCM would be willing to pay, and the difference between that price and the price that would be determined based on the agent’s or RBCCM’s valuation of the securities, as applicable, less a bid-ask spread and hedging unwind costs will decrease over time until the end of this period. After this period, if the agent or RBCCM continues to make a market in the securities, the prices that it would pay for them are expected to reflect the agent’s or RBCCM’s estimated value, respectively, less the bid-ask spread and hedging unwind costs referenced above. In addition, the value of the securities shown on your account statement will generally reflect the price that the agent or RBCCM, as applicable, would be willing to pay to purchase the securities at that time.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with contingent coupon payments with a rate per annum specified on the cover hereof until the earlier of stated maturity or automatic call, if the closing value of the lowest performing Fund on the applicable calculation day is greater than or equal to its coupon threshold value;

▪	understand that if the securities are not automatically called prior to stated maturity and the ending value of the lowest performing Fund on the final calculation day is less than its downside threshold value, they will have full downside exposure to the decrease in the value of that Fund from its starting value, and they will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

▪	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be limited;

▪	understand that the return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day and that they will not benefit in any way from the performance of the better performing Funds;

▪	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;

▪	understand and are willing to accept the full downside risks of each Fund;

▪	are willing to forgo participation in any appreciation of any Fund and dividends on the securities held by the Funds; and

▪	are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or any earlier automatic call;

▪	require full payment of the face amount of the securities at stated maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	are unwilling to accept the risk that the ending value of the lowest performing Fund on the final calculation day may be less than its downside threshold value;

▪	seek the certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Fund;

▪	seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;

▪	are unwilling to accept the risk of exposure to the Funds;

▪	are unwilling to accept the credit risk of Royal Bank of Canada to obtain exposure to the Funds; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Funds, see the sections titled “The State Street® Energy Select Sector SPDR® ETF,” “The State Street® Technology Select Sector SPDR® ETF” and “The State Street® Health Care Select Sector SPDR® ETF” below.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing value of the lowest performing Fund on the related calculation day.

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund with the lowest performance factor on that calculation day, calculated for each Fund on a calculation day as its closing value on that calculation day divided by its starting value.

Step 2: Determine whether a contingent coupon payment is payable on the applicable contingent coupon payment date based on the closing value of the lowest performing Fund on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund with the lowest performance factor on the final calculation day, calculated for each Fund on the final calculation day as its ending value divided by its starting value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Fund on the final calculation day, as follows:

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting value to its ending value, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending value of the lowest performing Fund on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Funds is not relevant to your return on the securities.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read also the “Risk Factors” sections of the accompanying prospectus, prospectus supplement and product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating To The Terms And Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Fund on the final calculation day.

If the securities are not automatically called prior to stated maturity and the ending value of the lowest performing Fund on the final calculation day is less than its downside threshold value, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the value of that Fund from its starting value. The downside threshold value for each Fund is 70% of its starting value. For example, if the securities are not automatically called and the lowest performing Fund on the final calculation day has declined by 30.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, you will not receive any contingent downside protection if the value of the lowest performing Fund on the final calculation day declines below its downside threshold value, and you will lose more than 30%, and possibly all, of the face amount of your securities at maturity. This will be the case even if the value of the lowest performing Fund on the final calculation day is greater than or equal to its starting value or its downside threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Fund on the final calculation day is greater than its downside threshold value, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Royal Bank of Canada or another issuer with a similar credit rating with the same stated maturity date.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Contingent Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if the closing value of the lowest performing Fund on the related calculation day is greater than or equal to its coupon threshold value. If the closing value of the lowest performing Fund on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing value of the lowest performing Fund is less than its coupon threshold value on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Downside Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If Any Other Fund Performs Favorably.

You are subject to the full downside risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if any other Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of one Fund could offset the poor performance of any other. Instead, you are subject to the full downside risks of whichever Fund is the lowest performing Fund on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of Any Better Performing Fund.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. Although it is necessary for each Fund to close at or above its coupon threshold value on the relevant calculation day in order for you to receive a contingent coupon payment and at or above its downside threshold value on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Funds. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Funds would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

relationship. The less correlated the Funds, the more likely it is that one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Funds is not relevant to your return on the securities. It is impossible to predict what the relationship among the Funds will be over the term of the securities. To the extent the Funds represent different equity markets, those equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Fund.

Even though you will be fully exposed to a decline in the value of the lowest performing Fund on the final calculation day if its ending value is below its downside threshold value, you will not participate in any increase in the value of any Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Fund.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Funds and the correlation among the Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of a Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Funds or lower expected correlation among the Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Fund will be less than its coupon threshold value on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing value of at least one Fund will be less than its downside threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Contingent Coupon Payment Date, A Call Settlement Date Or The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) will be postponed with respect to a Fund if the applicable originally scheduled calculation day is not a trading day with respect to any Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Fund on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Payments On The Securities Are Subject To Our Credit Risk, And Market Perceptions About Our Creditworthiness May Adversely Affect The Market Value Of The Securities.

The securities are our senior unsecured debt securities, and your receipt of any amounts due on the securities is dependent upon our ability to pay our obligations as they come due. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment. In addition, any negative changes in market perceptions about our creditworthiness may adversely affect the market value of the securities.

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

There May Not Be An Active Trading Market For The Securities And Sales In The Secondary Market May Result In Significant Losses.

There may be little or no secondary market for the securities. The securities will not be listed on any securities exchange. Either (a) the agent and/or its affiliates or (b) RBCCM and our other affiliates may make a market for the securities; however, they are not required to do so and, if they choose to do so, may stop any market-making activities at any time. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which the agent, RBCCM or any of their respective affiliates, as applicable, is willing to buy the securities. At this time, we do not expect both the agent (and/or its affiliates) and RBCCM (and our other affiliates) to attempt to make a market for the securities at the same time. The agent’s and RBCCM’s valuations of the securities may differ, and consequently the price at which you may be able to sell the securities, if at all, may differ (and may be lower) depending on whether the agent or RBCCM is purchasing securities at that time. Even if a secondary market for the securities develops, it may not provide enough liquidity to allow you to easily trade or sell the securities. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a substantial discount from the price that you paid for them, and as a result, you may suffer significant losses. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The Initial Estimated Value Of The Securities Will Be Less Than The Original Offering Price.

The initial estimated value of the securities will be less than the original offering price of the securities and does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the securities in any secondary market (if any exists) at any time. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the values of the Funds, the internal funding rate we pay to issue securities of this kind (which is lower than the rate at which we borrow funds by issuing conventional fixed rate debt) and the inclusion in the original offering price of the agent discount, our or our hedge counterparty(ies)’ estimated profit and the estimated costs related to our hedging of the securities. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the agent discount, our or our hedge counterparty(ies)’ estimated profit or the hedging costs relating to the securities. In addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the securities determined for any secondary market price is expected to be based on a secondary market rate rather than the internal funding rate used to price the securities and determine the initial estimated value. As a result, the secondary market price will be less than if the internal funding rate was used. Moreover, if the agent is making a market for the securities, any secondary market price will be based on the agent’s valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value range set forth on the cover page of this pricing supplement.

For a limited period of time after the original issue date, the agent or RBCCM may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph. However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.

The Initial Estimated Value Of The Securities Is Only An Estimate, Calculated As Of The Time The Terms Of The Securities Are Set.

The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the Funds, interest rates and volatility, and the expected term of the securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities, including the agent in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.

The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of the securities.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Fund, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Funds; interest

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

rates; volatility of the Funds; correlation among the Funds; time remaining to maturity; and dividend yields on the Funds. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature, because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or had the securities been held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the values of the Funds. Because numerous factors are expected to affect the value of the securities, changes in the values of the Funds may not result in a comparable change in the value of the securities.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. RBCCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, RBCCM will determine any values of the Funds and make any other determinations necessary to calculate any payments on the securities. In making these determinations, RBCCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” and “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. In making these discretionary judgments, the fact that RBCCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and RBCCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Funds.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are held by the Funds may adversely affect the values of the Funds.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Funds.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Funds.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To The Funds

The Equity Securities Composing The XLE Fund Are Concentrated In The Energy Sector.

All or substantially all of the equity securities composing the XLE Fund are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

The Equity Securities Composing The XLK Fund Are Concentrated In The Technology Sector.

All or substantially all of the equity securities composing the XLK Fund are issued by companies whose primary line of business is directly associated with the technology sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

The Equity Securities Composing The XLV Fund Are Concentrated In The Health Care Sector.

All or substantially all of the equity securities composing the XLV Fund are issued by companies whose primary line of business is directly associated with the health care sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of health care through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Funds And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Funds Or The Securities Held By The Funds. Investing in the securities is not equivalent to investing in the Funds or the securities held by the Funds. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held shares of the Funds or the securities held by each Fund for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Funds or those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of shares of the Fund or the securities held by the Funds would have.

•	Historical Values Of A Fund Should Not Be Taken As An Indication Of Its Future Performance During The Term Of The Securities.

•	Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payment On The Securities.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Held By A Fund Or Included In Its Fund Underlying Index.

•	We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

•	An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

•	There Are Risks Associated With A Fund.

•	Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Those Shares.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Fund on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Fund on the final calculation day is its ending value expressed as a percentage of its starting value (i.e., its ending value divided by its starting value).

Hypothetical performance factor of the lowest performing Fund on the final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
69.00%	$690.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
20.00%	$200.00
10.00%	$100.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity (excluding any final contingent coupon payment); any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending value of the lowest performing Fund on the final calculation day. The performance of the better performing Funds is not relevant to your return on the securities.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 16.10% per annum (the minimum contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting value, coupon threshold value and closing values for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or coupon threshold value. The hypothetical starting value of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting value for any Fund. The actual starting value and coupon threshold value for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual closing prices of the Funds, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing value of the lowest performing Fund on the relevant calculation day is greater than or equal to its coupon threshold value and less than its starting value. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	XLE Fund	XLK Fund	XLV Fund
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical closing value on relevant calculation day:	$95.00	$80.00	$90.00
Hypothetical coupon threshold value:	$75.00	$75.00	$75.00
Hypothetical performance factor (closing value on relevant calculation day divided by starting value):	95.00%	80.00%	90.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the XLK Fund has the lowest hypothetical performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Because the hypothetical closing value of the lowest performing Fund on the relevant calculation day is greater than or equal to its hypothetical coupon threshold value, but less than its hypothetical starting value, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $40.25 per security, determined as follows: (i) $1,000 multiplied by 16.10% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The closing value of the lowest performing Fund on the relevant calculation day is less than its coupon threshold value. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	XLE Fund	XLK Fund	XLV Fund
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical closing value on relevant calculation day:	$50.00	$115.00	$105.00
Hypothetical coupon threshold value:	$75.00	$75.00	$75.00
Hypothetical performance factor (closing value on relevant calculation day divided by starting value):	50.00%	115.00%	105.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the XLE Fund has the lowest hypothetical performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Because the hypothetical closing value of the lowest performing Fund on the relevant calculation day is less than its hypothetical coupon threshold value, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the hypothetical closing value of each better performing Fund on the relevant calculation day is greater than its hypothetical starting value. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the closing value of the lowest performing Fund on the relevant calculation day. The performance of the better performing Funds is not relevant to your return on the securities.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Example 3. The closing value of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting value. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	XLE Fund	XLK Fund	XLV Fund
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical closing value on relevant calculation day:	$105.00	$115.00	$115.00
Hypothetical coupon threshold value:	$75.00	$75.00	$75.00
Hypothetical performance factor (closing value on relevant calculation day divided by starting value):	105.00%	115.00%	115.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the XLE Fund has the lowest hypothetical performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Because the hypothetical closing value of the lowest performing Fund on the relevant calculation day is greater than or equal to its hypothetical starting value, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,040.25 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting value, coupon threshold value, downside threshold value and ending values for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, coupon threshold value or downside threshold value. The hypothetical starting value of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting value for any Fund. The actual starting value, coupon threshold value and downside threshold value for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual closing prices of the Funds, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Fund on the final calculation day is greater than its starting value, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment.

	XLE Fund	XLK Fund	XLV Fund
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$135.00	$125.00	$145.00
Hypothetical coupon threshold value:	$75.00	$75.00	$75.00
Hypothetical downside threshold value:	$70.00	$70.00	$70.00
Hypothetical performance factor (ending value divided by starting value):	135.00%	125.00%	145.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the XLK Fund has the lowest hypothetical performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Fund on the final calculation day.

Because the hypothetical ending value of the lowest performing Fund on the final calculation day is greater than its hypothetical downside threshold value, the maturity payment amount would equal the face amount. Although the hypothetical ending value of the lowest performing Fund on the final calculation day is significantly greater than its hypothetical starting value in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending value of the lowest performing Fund on the final calculation day is greater than its hypothetical coupon threshold value, you would receive a final contingent coupon payment on the stated maturity date.

Example 2. The ending value of the lowest performing Fund on the final calculation day is less than its starting value and its coupon threshold value but greater than its downside threshold value, the maturity payment amount is equal to the face amount of your securities at maturity but you will not receive a final contingent coupon payment.

	XLE Fund	XLK Fund	XLV Fund
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$72.50	$110.00	$115.00
Hypothetical coupon threshold value:	$75.00	$75.00	$75.00
Hypothetical downside threshold value:	$70.00	$70.00	$70.00
Hypothetical performance factor (ending value divided by starting value):	72.50%	110.00%	115.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the XLE Fund has the lowest hypothetical performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Fund on the final calculation day.

Because the hypothetical ending value of the lowest performing Fund on the final calculation day is less than its hypothetical starting value, but not by more than 30%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. However, because the hypothetical ending value of the lowest performing Fund on the final calculation day is less than its hypothetical coupon threshold value, you would not receive a final contingent coupon payment on the stated maturity date.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Example 3. The ending value of the lowest performing Fund on the final calculation day is less than its coupon threshold value and downside threshold value, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment.

	XLE Fund	XLK Fund	XLV Fund
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$45.00	$95.00	$120.00
Hypothetical coupon threshold value:	$75.00	$75.00	$75.00
Hypothetical downside threshold value:	$70.00	$70.00	$70.00
Hypothetical performance factor (ending value divided by starting value):	45.00%	95.00%	120.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the XLE Fund has the lowest hypothetical performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Fund on the final calculation day.

Because the hypothetical ending value of the lowest performing Fund on the final calculation day is less than its hypothetical starting value by more than 30%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Fund on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending value of the lowest performing Fund on the final calculation day is less than its hypothetical coupon threshold value, you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Fund, but will be fully exposed to a decrease in the lowest performing Fund on the final calculation day if its ending value is less than its downside threshold value, even if the ending value of any other Fund has appreciated or has not declined below its downside threshold value.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

The State Street® Energy Select Sector SPDR® ETF

According to publicly available information, the XLE Fund (formerly known as the Energy Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Energy Select Sector Index (with respect to the XLE Fund, the “Fund Underlying Index”). The Fund Underlying Index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector, which currently includes companies in the following industries: oil, gas and consumable fuels; and energy equipment and services. For more information about the XLE Fund, see “Exchange-Traded Funds—The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the XLE Fund in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of the XLE Fund for the period from January 1, 2016 to June 25, 2026. The closing price of the XLE Fund on June 25, 2026 was $54.09. The red line represents a hypothetical coupon threshold value and the green line represents a hypothetical downside threshold value of the XLE Fund, in each case based on the closing price of the XLE Fund on June 25, 2026. The historical performance of the XLE Fund should not be taken as an indication of the future performance of the XLE Fund during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

The State Street® Technology Select Sector SPDR® ETF

According to publicly available information, the XLK Fund (formerly known as the Technology Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Technology Select Sector Index (with respect to the XLK Fund, the “Fund Underlying Index”). The Fund Underlying Index is a capped modified market capitalization-based index that measures the performance of the GICS® information technology sector, which currently includes companies in the following industries: technology hardware, storage and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. For more information about the XLK Fund, see “Exchange-Traded Funds—The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the XLK Fund in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the XLK Fund for the period from January 1, 2016 to June 25, 2026. The closing price of the XLK Fund on June 25, 2026 was $184.57. The red line represents a hypothetical coupon threshold value and the green line represents a hypothetical downside threshold value of the XLK Fund, in each case based on the closing price of the XLK Fund on June 25, 2026. The historical performance of the XLK Fund should not be taken as an indication of the future performance of the XLK Fund during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

The State Street® Health Care Select Sector SPDR® ETF

According to publicly available information, the XLV Fund (formerly known as the Health Care Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Health Care Select Sector Index (with respect to the XLV Fund, the “Fund Underlying Index”). The Fund Underlying Index is a capped modified market capitalization-based index that measures the performance of the GICS® health care sector, which currently includes companies in the following industries: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services; and health care technology. For more information about the XLV Fund, see “Exchange-Traded Funds—The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the XLV Fund in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the XLV Fund for the period from January 1, 2016 to June 25, 2026. The closing price of the XLV Fund on June 25, 2026 was $155.63. The red line represents a hypothetical coupon threshold value and the green line represents a hypothetical downside threshold value of the XLV Fund, in each case based on the closing price of the XLV Fund on June 25, 2026. The historical performance of the XLV Fund should not be taken as an indication of the future performance of the XLV Fund during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

United States Federal Income Tax Considerations

You should review carefully the section in the accompanying product supplement entitled “United States Federal Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to the Funds. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid derivative contracts with contingent coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Derivative Contracts with Contingent Coupons” in the accompanying product supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. holders. The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due July 27, 2029

Supplemental Benefit Plan Investor Considerations

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (i) the design and terms of the securities, (ii) the purchaser or holder’s investment in the securities, (iii) the holding of the securities or (iv) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the securities;

•	we and our affiliates have acted and will act solely for our own account in connection with (i) all transactions relating to the securities and (ii) all hedging transactions in connection with our or our affiliates’ obligations under the securities;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

See “Benefit Plan Investor Considerations” in the accompanying prospectus.